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                              SMA LIFE ASSURANCE COMPANY

                       CONSENT OF DIRECTORS IN LIEU OF MEETING

                                   October 27, 1994

In accordance with Article IV, Section 6 of the Bylaws of SMA Life Assurance Company, we, the undersigned, being all the Directors of the aforesaid Company, hereby unanimously consent to the following:

VOTED: That the Company establish a separate account ("the Separate Account") pursuant to the provisions of Article Third (b) and (c) of its Certificate of Incorporation and as authorized by Section 2932 of the Delaware Insurance Code; and

          That the Separate Account shall be established for the purpose of providing for the issuance by the Company of such variable annuity contracts or other contracts ("Contracts") as may be designated from time-to-time and shall constitute a separate account into which are allocated amounts paid to or held by the Company under such Contracts; and

          That the fundamental investment policy of the Separate Account shall be to invest or reinvest its assets in securities issued by investment companies registered under the Investment Company Act of 1940, as amended; and

          That seven investment divisions be and hereby are initially established within the Separate Account to which net payments under the Contracts may be allocated in accordance with instructions received from Contractholders, and that the President be and hereby is authorized to increase or decrease the number of investment divisions in the Separate Account as he deems necessary or appropriate from time-to-time; and

          That each such investment division shall invest only in the shares of a single investment company or a single series or portfolio of an investment company organized as a series fund pursuant to the Investment Company Act of 1940; and

          That each investment division may be comprised of two sub-divisions, one to hold the amounts contributed under Contracts issued to retirement plans qualifying for favorable tax treatment under the provisions of the Internal Revenue Code, as amended, and the other to hold amounts contributed under contracts not issued to such qualified plans; and

          That the income, gains and losses, whether or not realized, from assets allocated to the Separate Account shall, in accordance with the Contracts, be credited to or charged against the Separate Account without regard to other income, gains or losses of the Company; and

          That the income, gains and losses, whether or not realized, from assets allocated to each investment division of the Separate Account shall, in accordance with the Contracts, be credited to or charged against such investment division of the Separate Account without regard to other income, gains or losses of any other investment division of the Separate Account; and

          That the appropriate officers of the Company be and they hereby are authorized to deposit such amounts in the Separate Account or in each investment division thereof as may be necessary or appropriate to facilitate the commencement of the Separate Account operations; and

          That the appropriate officers of the Company be and they hereby are authorized to transfer funds from time-to-time between the Company's general account and the Separate Account as deemed necessary or appropriate and consistent with the terms of the Contracts; and

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          That the appropriate officers of the Company be and they hereby are authorized to change the name or designation of the Separate Account to such other name or designation as they may deem necessary or appropriate; and

          That the appropriate officers of the Company, with such assistance from the Company's auditors, legal counsel and independent consultants, or others as they may require, be, and they hereby are, authorized and directed to take all action necessary to: (a) register the Separate Account as a unit investment trust under the Investment Company Act of 1940, as amended; (b) register the Contracts in such amounts, which may be an indefinite amount, as the appropriate officers of the Company shall from time-to-time deem appropriate under the Securities Act of 1933; and (c) take all other actions which are necessary in connection with the offering of said Contracts for sale and the operation of the Separate Account in order to comply with the Investment Company Act of 1940, the Securities Exchange Act of 1934, the Securities Act of 1933, and other applicable federal laws, including the filing of any amendments to registration statements, any undertakings, and any applications for exemptions from the Investment Company Act of 1940 or other applicable federal laws as the appropriate officers of the Company shall deem necessary or appropriate; and

          That the President, any Vice President, and Secretary and Counsel, and each of them with full power to act without the others, hereby are severally authorized and empowered to prepare, execute and cause to be filed with the Securities and Exchange Commission on behalf of the Separate Account, and by the Company as sponsor and depositor, a Form of Notification of Registration Statement under the Securities Act of 1933 registering the Contracts, and any and all amendments to the foregoing on behalf of the Separate Account and the Company and on behalf of and as attorneys for the principal executive officer and/or the principal financial officer and/or the principal accounting officer and/or any other officer of the Company; and

          That the Secretary and Counsel is hereby appointed as agent for service under any such registration statement and is duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto and to exercise the powers given to such agent in the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, the Securities Exchange Act of 1934, or the Investment Company Act of 1940; and

          That the appropriate officers of the Company be and they hereby are authorized on behalf of the Separate Account and on behalf of the Company to take any and all action that they may deem necessary or advisable in order to sell the Contracts, including any registrations, filings and qualifications of the Company, its officers, agents and employees, and the Contracts under the insurance and security laws of any other states of the United States of America or other jurisdictions, and in connection therewith to prepare, execute, deliver and file all such applications, reports, covenants, resolutions, applications for exemptions, consents to service of process and other papers and instruments as may be required under such laws, and to take any and all further action which said officers or counsel of the Company may deem necessary or desirable (including entering into whatever agreements and contracts may be necessary) in order to maintain such registrations or qualifications for as long as said officers or counsel deem it to be in the best interests of the Separate Account and the Company; and

          That the President, any Vice President, and the Secretary and Counsel of the Company be and hereby are authorized in the names and on behalf of the Separate Account and the Company to execute and file irrevocable written consents on the part of the Separate Account and of the Company to be used in such states wherein such consents to service of process may be requisite under the insurance or security laws therein, in connection with said registration or qualification of Contracts, and to appoint the appropriate state official, or such other person as may be allowed by said insurance or securities laws, agent of the Separate Account and of the Company for the purpose of receiving and accepting process; and

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          That the President of the Company be and hereby is authorized to establish procedures under which the Company will institute procedures for providing voting rights for owners of such Contracts with respect to securities owned by the Separate Account; and

          That the President of the Company is hereby authorized to execute such agreement or agreements as deemed necessary and appropriate (i) with Allmerica Investments, Inc., or other qualified entity under which Allmerica Investments, Inc., or other such entity, will be appointed principal underwriter and distributor for the Contracts, (ii) with one or more qualified banks or other qualified entities to provide administrative and/or custodial services in connection with the establishment and maintenance of the Separate Account and the design, issuance and administration of the Contracts; and

          That, since it is expected that the Separate Account will invest in the securities issued by one or more investment companies, the appropriate officers of the Company are hereby authorized to execute whatever agreement or agreements as may be necessary or appropriate to enable such investments to be made; and

          That the appropriate officers of the Company, and each of them, are hereby authorized to execute and deliver all such documents and papers and to do or cause to be done all such acts and things as they may deem necessary or desirable to carry out the foregoing votes and the intent and purposes thereof.

                                        * * *

VOTED: To accept and approve, as written and distributed to the Board, the Investment Report reflecting the investments made pursuant to the vote of the Board on February 1, 1990, for the General Account of the Company for the period from September 29, 1990 to October 26, 1990.

VOTED: That said Investment Report shall be placed on file with the Secretary of the Company.

                                        * * *



           /s/ John F. O'brien                     /s/ James R. Mcauliffe
          --------------------------              ------------------------
          John F. O'Brien                         James R. McAuliffe


          /s/ Richard J. Baker                     /s/ Richard M. Reilly
          --------------------------              ------------------------
         Richard J. Baker                         Richard M. Reilly


           /s/ Bradford K. Gallagher               /S/ Eric A. Simonsen
          --------------------------              ------------------------
          Bradford K. Gallagher                   Eric A. Simonsen


           /S/ John F. Kelly
          --------------------------
          John F. Kelly